Exhibit 10.7

EXCHANGE AND RELEASE AGREEMENT

This Exchange and Release Agreement (this “Agreement”), dated as of ______________ (the “Effective Date”), is entered into by and between Zero Gravity Solutions, Inc., a Nevada corporation (the “Company”), and the undersigned noteholder (the “Noteholder” and together with the Company, the “Parties”).

recitals

WHEREAS,     the Company has issued, from time to time, certain promissory notes in order to fund its operations; and

WHEREAS, as of the Effective Date, the Company has outstanding promissory notes totaling approximately $5,685,000 in principal and interest; and

WHEREAS, the Company has issued to the Noteholder a note, the original copy of which is attached hereto as Exhibit A (the “Note”); and

WHEREAS, the Company and the Noteholder have determined it to be in their mutual best interests to allow the Noteholder, in its sole discretion, to exchange (the “Series A Note Exchange”) all or part of the amounts owed under the Note for a new 10% Series A Secured Convertible Secured Promissory Note, a form of which is attached hereto as Exhibit B (the “Series A Note”); and

WHEREAS, the face value of the Series A Note will be equal to (a) the principal face amount of the Note plus (b) all interest due or accrued under the Note through March 31, 2019; and

WHEREAS, on or about the date hereof, the Company has approved an offering of its 12% Series B Secured Convertible Promissory Notes (the “Series B Note”) and Common Stock Purchase Warrants (the “Series B Warrants”, together with the Series B Note, the “Series B Offering”); and

WHEREAS, in connection with the Series A Note Exchange, Noteholders exchanging their Note for a Series A Note may, in its sole discretion, also subscribe for a Series B Note being offered and sold in the Series B Offering, a form of which is attached hereto as Exhibit C, and be allowed to pay up to one-half of the subscription price of the Series B Note with amounts owed under the Note (the “Series B Note Exchange”, together with the Series A Note Exchange, the “Note Exchange”); and

WHEREAS, in connection with any purchase of the Series B Note, the Noteholder will be required to execute and deliver Series B Offering documents, including, but not limited to, a subscription agreement for the purchase of securities, Series B Note and the Series B Warrant, forms of which are attached hereto as Exhibits D, E and F; and

WHEREAS, in connection with the Series A Note Exchange, the Noteholder, in its sole discretion, may also exchange any warrant that the Noteholder received in connection with the issuance of the Note, the original copy of which is attached hereto as Exhibit G (the “Warrant”) for a new warrant, a form of which is attached hereto as Exhibit H (the “New Warrant”), exercisable into an amount of Company Common Stock equal to the face value of the Series A Note; and

NOW, THEREFORE, in order to implement and document the foregoing, and in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and each Stockholder agree as follows:

Section 1.     Exchange of Securities and Release.

(a)     Note Exchange. On the terms and subject to the conditions set forth herein, as of the date hereof, the Noteholder hereby agrees to waive any and all rights the Noteholder may have now, or may have had, to the Note in exchange for: (i) a Series A Note; and (ii) if applicable, the Series B Note pursuant to the Note Exchange.

(b)     Warrant Exchange. On the terms and subject to the conditions set forth herein, as of the date hereof, the Noteholder hereby agrees to waive any and all rights the Noteholder may have now, or may have had, to the Warrant in exchange for a New Warrant.

(c)    Releases. As of the date hereof, the Noteholder releases and discharges the Company, the Company’s employees, officers, directors, shareholders, principals, attorneys, legal representatives, successors and assigns (each such person or entity referred to herein individually as a “Company Releasee” and collectively as the “Company Releasees”) from all liabilities, undertakings, actions, causes of action, suits, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law, admiralty or equity, against the Company in connection with the Note Exchange, including, but not limited to, the Note and Warrant or any transaction pursuant to which the Noteholder was granted or otherwise issued the securities. The Noteholder hereby permanently waives any and all rights to pursue any such claims against the Company or Company Releasee in connection with the Note, Note Exchange or the Warrant.

Section 2.     Representations and Warranties.

(a)     The Noteholder hereby represents, warrants and covenants to the Company as of the Effective Date as follows:

(i)     the Noteholder has the legal capacity, power and authority to enter into and perform all of the Noteholder's obligations under this Agreement;

(ii)     the Noteholder is the sole owner of the Note and Warrant being exchanged pursuant to this Agreement and that each of the Note and Warrant are free and clear of all taxes, liens, charges and any and all other encumbrances of any nature whatsoever (collectively, the “Encumbrances”). The Noteholder further represents and warrants that it has all requisite right, power and authority now and at the Effective Date of this Agreement, to transfer back to the Company good, valid and marketable title to the Note and the Warrant, free and clear of all Encumbrances. The Noteholder has not granted any power of attorney with respect to the Note and the Warrant and no such power of attorney shall be granted.

(iii)     this Agreement has been duly and validly executed and delivered by the Noteholder and constitutes a valid and binding agreement of the Noteholder, enforceable against the Noteholder in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally;

(iv)     from time to time, at the request of the Company and without further consideration, the Noteholder shall execute and deliver such additional documents as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement;

(v)     the Noteholder is acquiring the Series A Note and New Warrant and, upon any conversion or exercise, as the case may be, of any conversion shares or warrant shares underlying the Series A Note and the New Warrant, respectively (collectively, the Series A Note, New Warrant and any conversion shares and warrant shares thereunder, the “Securities”) for the Noteholder’s own account, for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Securities except as contemplated herein. The Noteholder agrees that the Securities may not be re-offered or re-sold or otherwise disposed of without registration under the Securities Act of 1933, as amended, and other applicable laws or pursuant to an exemption therefrom;

(vi)     the Noteholder is able to bear the economic risk of holding the Securities issued to the Noteholder hereunder for an indefinite period and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of an investment in such Securities and the capacity to protect its own interests in connection with the transactions contemplated by this Agreement; and

(b)     The Company hereby represents, warrants and covenants to the Noteholder as of the Effective Date as follows:

(i)     it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;

(ii)     it has the corporate power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby;

(iii)     the execution, delivery and performance of this Agreement, the Series A Note and the New Warrant and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

(iv)     this Agreement constitutes the valid and binding obligation of the Company and is enforceable in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally.

Section 3.     Governing Law and Venue. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Nevada and the federal law of the United States without reference to principles of conflicts of law. The Parties agree that, in the event of any dispute arising out of this Agreement or the transactions contemplated thereby, venue for such dispute shall be in the state or federal courts located in County of Palm Beach, Florida, and that each Party hereto waives any objection to such venue based on forum non conveniens.

Section 4.     Assignment; Binding Effect; Benefits. This Agreement is not assignable without the written consent of each of the other parties hereto. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

Section 5.     Amendment. This Agreement may be amended only by a written instrument signed by each of the parties hereto which specifically states that it is amending this Agreement.

Section 6.    Counterparts. This Agreement may be executed in counterparts or in facsimiles, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Section 7.     Consultation with Counsel. The parties hereto acknowledge that they have been given the opportunity to consult with counsel before executing this Agreement and are executing such agreement without duress or coercion and without reliance on any representations, warranties or commitments other than those representations, warranties, and commitments set forth in this Agreement.

Section 8.     Notice. All notices and other communications made under this Agreement shall be in writing and shall be mailed by registered or certified mail or an internationally reputable overnight carrier, postage prepaid, sent by facsimile or otherwise delivered by hand or courier addressed to each party's address or facsimile number set forth on the signature page hereto.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Company:

ZERO GRAVITY SOLUTIONS, INC.

/s/ Timothy Peach

Name: Timothy Peach

Title: Chief Executive Officer

NoteHOLDER:

_______________________________________

Name: _________________________________

Address:  ______________________________

                _______________________________

Principal and Interested Being Exchanged:

Series A Note: ___________________________

Series B Note:____________________________

Warrant Exchange:

New Warrant underlying Shares: ________

Signature Page to Exchange and Release Agreement